Exhibit 32.1
Certifications Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
(18 U.S.C. Section 1350)
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Sunrun Inc. (the “Company”) hereby certifies that the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: February 21, 2024

By:	/s/ Mary Powell
Mary Powell
Chief Executive Officer and Director
(Principal Executive Officer)

By:	/s/ Danny Abajian
Danny Abajian
Chief Financial Officer (Principal Financial and Accounting Officer)